SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2003

Clayton Homes, Inc.

(Exact name of Registrant as specified in charter)

Delaware	1-8824	62-1671360

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

5000 Clayton Road, Maryville, Tennessee	37804

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (865) 380-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On August 6, 2003, Clayton Homes, Inc., a Delaware corporation (the “Company”), issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, reporting that IVS Associates, Inc., the inspector of election at the Company’s July 30, 2003 special meeting of stockholders, has certified the final results of the voting on the proposal to adopt the Agreement and Plan of Merger, dated as of April 1, 2003 as amended by Amendment No. 1 dated as of July 16, 2003, among the Company, Berkshire Hathaway Inc. and B Merger Sub Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     99.1 Press Release issued by Clayton Homes, Inc. on August 6, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2003

CLAYTON HOMES, INC
	By:	/s/ Kevin T. Clayton

Kevin T. Clayton Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Clayton Homes, Inc. on August 6, 2003.

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